SCHEDULE OF COMPUTATION OF PERFORMANCE ADVERTISING QUOTATIONS

     Set forth below are representative calculations of each type of total return performance quotation included in the Statement of Additional Information of American Century Strategic Asset Allocations, Inc.

     1. AVERAGE ANNUAL TOTAL RETURN. The average one-year annual total return of Strategic Allocation: Aggressive, as quoted in the Statement of Additional Information, was 13.84%.

     This return was calculated as follows:

           n
     P(1+T)  =ERV
     where,

     P   = a hypothetical initial payment of $1,000
     T   = average annual total return
     n   = number of years
     ERV = ending redeemable value of the hypothetical $1,000 payment at the end of the period.

     Applying the actual return figures of the fund for the one year period ended November 30, 1997:

               1
     1,000(1+T)  = $1,138.40

                    1
          (1,138.40)
     T =  ----------  - 1
            (1,000)

     T = 13.84%


     2.  CUMULATIVE  TOTAL  RETURN.  The  cumulative  total  return of Strategic
Allocations: Aggressive from February 15, 1996 (inception) to November 30, 1997, as quoted in the Statement of Additional Information, was 25.91%

     This return was calculated as follows:

              (ERV-P)
          C = -------
                 P

          where,

     C   = cumulative total return
     P   = a hypothetical initial payment of $1,000
     ERV = ending redeemable value of the hypothetical $1,000 payment at the end of the period.

     Applying the actual return figures of the fund for the period February 15, 1996 through November 30, 1997.

          (1,259.10-1,000)
     C =  ----------------
               1,000

     C =  25.91%